UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _____________________
Form 8-K
 _____________________
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 7, 2015
   _____________________
(Exact name of registrant as specified in its charter)
  _____________________

DE	000-50368	26-1631624
(State or other jurisdiction of incorporation)	Commission File Number:	(IRS Employer Identification No.)
145 Hunter Drive, Wilmington, OH 45177
(Address of principal executive offices, including zip code)
(937) 382-5591
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)
 _____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 8, 2015, Air Transport Services Group, Inc. (“ATSG”) entered into an amendment (the “Credit Amendment”) of its Credit Agreement (the “Senior Credit Agreement”) with SunTrust Bank, as Administrative Agent, Regions Bank and JPMorgan Chase Bank, N.A., as Syndication Agents, and other lenders from time to time a party thereto, dated May 9, 2011, as previously amended from time to time. The Credit Amendment (i) extends the maturity date of the term loan and revolving credit facility to May 5, 2020; (ii) increases the aggregate amount of the revolving credit facility from $275,000,000 to $325,000,000; (iii) continues to permit ATSG to request incremental commitments under the term and/or revolving facilities in an aggregate amount not to exceed $50,000,000, subject to the lenders' consent; (iv) increases the limit on certain other indebtedness from $100,000,000 to $150,000,000; and (v) eases certain restrictions with respect to investments in domestic entities.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 of this Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

At the ATSG Annual Meeting of Stockholders on May 7, 2015 (the "Annual Meeting"), ATSG's stockholders approved the Air Transport Services Group 2015 Long-Term Incentive Plan (the "Plan") pursuant to which ATSG may grant equity incentive awards to our directors, executive officers and other eligible participants. A total of 3,000,000 shares of ATSG's common stock are reserved for grant under the Plan (in addition to shares subject to outstanding awards under our prior equity incentive plan that cease to be subject to such awards other than by reason of exercise or settlement of the related award). The types of awards that may be granted under the Plan include incentive and non-qualified stock options, stock appreciation rights, restricted common stock, other stock-based awards, including time-based or performance-based restricted stock units, and cash-based awards. The Plan will be administered by the Compensation Committee of the ATSG Board of Directors. The Plan will expire on May 7, 2025.

A more detailed description of the Plan is included as part of the Company's definitive proxy statement for the Annual Meeting (the "Proxy Statement"), which was filed with the Securities and Exchange Commission on March 27, 2015. The descriptions of the Plan contained herein and in the Proxy Statement are qualified in their entirety by reference to the full text of the Plan, a copy of which is filed as Exhibit 10.1 to this Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

a.
On May 7, 2015, ATSG held its Annual Stockholders' Meeting (the “Annual Meeting”). At the close of business on March 20, 2015, the voting record date, there were 64,948,826 ATSG common shares outstanding and entitled to vote. At the Annual Meeting, 60,957,184, or 94%, of the outstanding common shares entitled to vote were represented by proxy or in person.

b.	(i) Directors elected at the Annual Meeting for a one year term to expire at the 2016 Annual Meeting of Stockholders:

	Number of Votes Cast:
	For	Against	Abstain	Broker Non-Votes
Joseph C. Hete	51,078,571	934,627	1,104,860	7,839,126
Arthur J. Lichte	51,026,188	986,749	1,105,121	7,839,126
J. Christopher Teets	50,982,051	1,030,851	1,105,156	7,839,126
Jeffrey J. Vorholt	51,017,867	955,064	1,105,127	7,839,126

Other directors whose term of office continued after the Annual Meeting:

Richard M. Baudouin
Randy D. Rademacher

(ii)	Approval of the Air Transport Services Group, Inc. 2015 Long-Term Incentive Plan:

Number of Votes Cast:
For	Against	Abstain	Broker Non-Votes
50,538,407	1,228,732	1,350,919	7,839,126

(iii)	Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of ATSG for fiscal year 2015:

Number of Votes Cast:
For	Against	Abstain
59,688,807	156,163	1,112,214

(iv)
Approval, on an advisory basis, of the compensation of ATSG's named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narratives in the Proxy Statement for ATSG's 2015 Annual Meeting of Stockholders:

Number of Votes Cast:
For	Against	Abstain	Broker Non-Votes
50,480,755	1,444,300	1,193,003	7,839,126

Item 7.01 Regulation FD Disclosure.
On May 7, 2015, the Board of Directors of ATSG elected Randy D. Rademacher, 58, Chairman of the Board, succeeding James H. Carey, who retire from the Board upon the completion of his term.
Mr. Rademacher is the Senior Vice President and Chief Financial Officer of Reading Rock, Inc. a privately owned manufacturer and distributor of concrete products. He has been a director of ATSG since December 2006, serving as chairman of the Nominating and Governance committees and a member of the Audit Committee. From 1985 to 2005, Mr. Rademacher was with Comair Holdings LLC, a regional passenger airline. He was President of Comair Holdings from 1999 to 2005.

Item 9.01 Financial Statements and Exhibits.
(c) Exhibits

Exhibit No.	Description
10.1	ATSG 2015 Long-Term Incentive Plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AIR TRANSPORT SERVICES GROUP, INC.

By:	/S/ W. JOSEPH PAYNE
W. Joseph Payne
Sr. Vice President
Corporate General Counsel & Secretary

Date:	May 13, 2015